Tidal Trust IV 485BPOS

Exhibit 99.(m)

TIDAL TRUST IV

DISTRIBUTION (RULE 12b-1) PLAN

The following Distribution (Rule 12b-1) Plan (the “Plan”) has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), by Tidal Trust IV (the “Trust”), a Delaware statutory trust, on behalf of the series of the Trust listed on Schedule A as may be amended from time to time (each, a “Fund”). The Plan has been approved by a majority of the Trust’s Board of Trustees (the “Board”), including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any Rule 12b-1 Agreement (as defined below) (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting on such Plan.

In approving the Plan, the Board determined that adoption of the Plan would be prudent and in the best interests of each Fund and its shareholders. Such approval by the Board of Trustees included a determination, in the exercise of its reasonable business judgment and in light of its fiduciary duties, that there is a reasonable likelihood that the Plan will benefit each Fund and its shareholders.

The provisions of the Plan are as follows:

1.    PAYMENTS BY THE FUND TO PROMOTE THE SALE OF FUND SHARES

The Trust, on behalf of each identified Fund, will pay the principal distributor of the Fund’s shares (the “Distributor”), a distribution fee and/or shareholder servicing fee equal to a percentage of the average daily net assets of each Fund as shown on Schedule A in connection with the promotion and distribution of Fund shares and the provision of personal services to shareholders and the maintenance of shareholder accounts, including, but not necessarily limited to: (i) delivering copies of the Fund’s then current reports, prospectuses, notices, and similar materials, to prospective purchasers of Fund shares; (ii) marketing and promotional services, including advertising; (iii) paying the costs of and compensating others, including authorized participants with whom the Distributor has entered into written authorized participant agreements, for performing shareholder servicing on behalf of the Fund; (iv) compensating certain authorized participants for providing assistance in distributing the shares of the Fund, including the travel and communication expenses and salaries and/or commissions of sales personnel in connection with the distribution of Fund shares; (v) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the affiliates and subsidiaries of the Trust’s service providers as compensation for services or reimbursement of expenses incurred in connection with distribution assistance; and (vi) facilitating communications with beneficial owners of shares, including the cost of providing (or paying others to provide) services to beneficial owners of shares, including, but not limited to, assistance in answering inquiries related to shareholder accounts. The Distributor may pay all or a portion of these fees to any registered securities dealer, financial institution or any other person (the “Recipient”) who renders assistance in distributing or promoting the sale of shares, or who provides certain shareholder services, pursuant to a written agreement (the “Rule 12b-1 Agreement”), a form of which is attached hereto as Appendix A with respect to each Fund. To the extent not so paid by the Distributor, such amounts may be retained by the Distributor. Payment of these fees shall be made monthly promptly following the close of the month.

2.    RULE 12b-1 AGREEMENTS

(a) No Rule 12b-1 Agreement shall be entered into with respect to a Fund and no payments shall be made pursuant to any Rule 12b-1 Agreement, unless such Rule 12b-1 Agreement is in writing and the form of which has first been delivered to and approved by a vote of a majority of the Board, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Agreement. The form of Rule 12b-1 Agreement relating to the Funds attached hereto as Appendix A has been approved by the Board as specified above.

(b) Any Rule 12b-1 Agreement shall describe the services to be performed by the Recipient and shall specify the amount of, or the method for determining, the compensation to the Recipient.

(c) No Rule 12b-1 Agreement may be entered into unless it provides (i) that it may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of a majority of the shareholders of the Fund, or by vote of a majority of the Disinterested Trustees, on not more than 60 days’ written notice to the other party to the Rule 12b-1 Agreement, and (ii) that it shall automatically terminate in the event of its assignment.

(d) Any Rule 12b-1 Agreement shall continue in effect for a period of more than one year from the date of its execution only if such continuance is specifically approved at least annually by a vote of a majority of the Board, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Agreement.

3.    QUARTERLY REPORTS

The Distributor shall provide to the Board, and the Board shall review at least quarterly, a written report of all amounts expended pursuant to the Plan. This report shall include the identity of the recipient of each payment and the purpose for which the amounts were expended and such other information as the Board may reasonably request.

4.    EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective immediately upon approval by the vote of a majority of the Board, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan. The Plan shall continue in effect with respect to each Fund for a period of one year from its effective date unless terminated pursuant to its terms. Thereafter, the Plan shall continue with respect to each Fund from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such continuance. The Plan, or any Rule 12b-1 Agreement, may be terminated with respect to a Fund at any time, without penalty, on not more than 60 days’ written notice by a majority vote of shareholders of the Fund, or by vote of a majority of the Disinterested Trustees.

5.    SELECTION OF DISINTERESTED TRUSTEES

During the period in which the Plan is effective, the selection and nomination of those Trustees who are Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees.

6.    AMENDMENTS

All material amendments of the Plan shall be in writing and shall be approved by a vote of a majority of the Board, and of the Disinterested Trustees, cast in person (or virtually if permitted by the SEC) at a meeting called for the purpose of voting on such amendment. In addition, the Plan may not be amended to increase materially the amount to be expended by a Fund hereunder without the approval by a majority vote of shareholders of such Fund.

7.    RECORDKEEPING

The Trust shall preserve copies of the Plan, any Rule 12b-1 Agreement and all reports made pursuant to Section 3 for a period of not less than six years from the date of this Plan, any such Rule 12b-1 Agreement or such reports, as the case may be, the first two years in an easily accessible place.

Adopted: April 15, 2025

Last Amended: August 24, 2026

Schedule A

to the

Distribution (Rule 12b-1) Plan

Series of Tidal Trust IV	Rule 12b-1 Fee

HyperScale Leaders ETF	Up to 0.25% of average daily net assets
Voya Multi-Sector Income ETF	Up to 0.25% of average daily net assets
Voya Ultra Short Income ETF	Up to 0.25% of average daily net assets
Voya Core Bond ETF	Up to 0.25% of average daily net assets
Portfolio Building Block European Banks Index ETF	Up to 0.25% of average daily net assets
Portfolio Building Block World Pharma and Biotech Index ETF	Up to 0.25% of average daily net assets
Portfolio Building Block Integrated Oil and Gas and Exploration and Production Index ETF	Up to 0.25% of average daily net assets
LOGIQ Contrarian Opportunities ETF	Up to 0.25% of average daily net assets
Portfolio Building Block World Ex US Industrials ETF	Up to 0.25% of average daily net assets
Portfolio Building Block US Banks ETF	Up to 0.25% of average daily net assets
Portfolio Building Block World Consumer Staples ETF	Up to 0.25% of average daily net assets
Portfolio Building Block 1X Inverse US Large Cap Daily Target ETF	Up to 0.25% of average daily net assets
Portfolio Building Block 1X Inverse US Growth Daily Target ETF	Up to 0.25% of average daily net assets
Portfolio Building Block 1X Inverse US Value Daily Target ETF	Up to 0.25% of average daily net assets
Portfolio Building Block 1X Inverse Developed Markets Ex US Daily Target ETF	Up to 0.25% of average daily net assets
VegaShares Synthetic Mind ETF	Up to 0.25% of average daily net assets
VegaShares SpaceX & Beyond Earth ETF	Up to 0.25% of average daily net assets

VegaShares Creatorverse ETF	Up to 0.25% of average daily net assets
VegaShares AI Inference ETF	Up to 0.25% of average daily net assets
VegaShares AI Metals, Miners & Materials ETF	Up to 0.25% of average daily net assets
VegaShares Junior AI ETF	Up to 0.25% of average daily net assets
VegaShares AI Storage ETF	Up to 0.25% of average daily net assets
VegaShares Trillions ETF	Up to 0.25% of average daily net assets
VegaShares AI Thermal, Cooling & Power Management ETF	Up to 0.25% of average daily net assets
VegaShares AI Networking ETF	Up to 0.25% of average daily net assets
VegaShares AI Rack Hardware ETF	Up to 0.25% of average daily net assets
VegaShares AI Fab Equipment ETF	Up to 0.25% of average daily net assets
VegaShares AI Compute ETF	Up to 0.25% of average daily net assets
VegaShares AI Advanced Chip Packaging ETF	Up to 0.25% of average daily net assets
VegaShares AI Inference Infrastructure ETF	Up to 0.25% of average daily net assets
VegaShares AI On-Devices ETF	Up to 0.25% of average daily net assets
The Emerging Markets AI ETF	Up to 0.25% of average daily net assets
The Emerging Markets AI MAG 3 ETF	Up to 0.25% of average daily net assets
The Emerging Markets Memory ETF	Up to 0.25% of average daily net assets
The Emerging Markets Semiconductor ETF	Up to 0.25% of average daily net assets
The China AI Tigers ETF	Up to 0.25% of average daily net assets
The China AI ETF	Up to 0.25% of average daily net assets
The GPUs ETF	Up to 0.25% of average daily net assets
Systematic Equity Alpha ETF	Up to 0.25% of average daily net assets
DailyDelta Nasdaq 100® Call Options Strategy ETF	Up to 0.25% of average daily net assets
DailyDelta Nasdaq 100® Put Options Strategy ETF	Up to 0.25% of average daily net assets
DailyDelta SP500 Call Options Strategy ETF	Up to 0.25% of average daily net assets

DailyDelta SP500 Put Options Strategy ETF	Up to 0.25% of average daily net assets
DailyDelta R2000 Call Options Strategy ETF	Up to 0.25% of average daily net assets
DailyDelta R2000 Put Options Strategy ETF	Up to 0.25% of average daily net assets
DailyDelta Bitcoin Call Options Strategy ETF	Up to 0.25% of average daily net assets
DailyDelta Bitcoin Put Options Strategy ETF	Up to 0.25% of average daily net assets
VegaShares Cross Asset Premium Income ETF	Up to 0.25% of average daily net assets
VegaShares Short Volatility Premium Income ETF	Up to 0.25% of average daily net assets
VegaShares Triple Source Income ETF	Up to 0.25% of average daily net assets
VegaShares AI Energy ETF	Up to 0.25% of average daily net assets
VegaShares Multilayer Ceramic Capacitors ETF	Up to 0.25% of average daily net assets
VegaShares Printed Circuit Boards ETF	Up to 0.25% of average daily net assets
VegaShares AI Testing Equipment ETF	Up to 0.25% of average daily net assets
VegaShares Edge AI ETF	Up to 0.25% of average daily net assets
VegaShares Silicon Silicates ETF	Up to 0.25% of average daily net assets
VegaShares SiliconWafers ETF	Up to 0.25% of average daily net assets
Raub Brock Dividend Growth ETF	Up to 0.25% of average daily net assets
MayTech Global Growth ETF	Up to 0.25% of average daily net assets
Portfolio Building Blocks Tactical Multipurpose ETF	Up to 0.25% of average daily net assets

For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you the fee shown above calculated as follows:

The above fee as a percentage of the average daily net assets of the Fund (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.

Appendix A

Rule 12b-1 Related Agreement

[Distributor Letterhead]

[Adviser name and address]

Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution (Rule 12b-1) Plan (the “Plan”) adopted by Tidal Trust IV (the “Trust”), on behalf of the [__________________], a series of the Trust (the “Fund”), pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”). The Plan and this related agreement (the “Rule 12b-1 Agreement”) have been approved by a majority of the Board of Trustees of the Trust (the “Board”), including a majority of the Board who are not “interested persons” of the Trust, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Agreement (the “Disinterested Trustees”), cast in person (or virtually if permitted by the SEC) at a meeting called for the purpose of voting thereon. Such approval included a determination by the Board that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund or its shareholders.

1.    To the extent you provide distribution and marketing services in the promotion of the Fund’s shares and/or services to the Fund’s shareholders, including furnishing services and assistance to your customers who invest in and own shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee as described on Schedule A. We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

You agree that all activities conducted under this Rule 12b-1 Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, the Securities Act of 1933, the U.S. PATRIOT Act of 2001 and any applicable rules of the Financial Industry Regulatory Authority.

2.    You shall furnish us with such information as shall reasonably be requested either by the Board or by us with respect to the services provided and the fees paid to you pursuant to this Rule 12b-1 Agreement.

3.    We shall furnish to the Board, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

4.    This Rule 12b-1 Agreement may be terminated: (a) on 60 days’ written notice after the vote of a majority of shareholders, or (b) at any time by the vote of a majority of the Disinterested Trustees, in each case, without payment of any penalty. In addition, this Rule 12b-1 Agreement will be terminated by any act which terminates the Plan or the Distribution Agreement between the Trust and us and shall terminate immediately in the event of its assignment. This Rule 12b-1 Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer’s accounts following your receipt of such notice.

5.    This Rule 12b-1 Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-1 Agreement are approved at least annually by a vote of the Board and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or faxed to you at the address specified by you below.

[Distributor]

By:

Name:

Title:

Accepted:

(Dealer or Service Provider Name)

(Street Address)

(City)(State)(ZIP)

(Telephone No.)

(Facsimile No.)

By:

(Name and Title)

Schedule A

to the

Rule 12b-1 Related Agreement

Series of Tidal Trust IV	Rule 12b-1 Fee

HyperScale Leaders ETF	Up to 0.25% of average daily net assets
Voya Multi-Sector Income ETF	Up to 0.25% of average daily net assets
Voya Ultra Short Income ETF	Up to 0.25% of average daily net assets
Voya Core Bond ETF	Up to 0.25% of average daily net assets
Portfolio Building Block European Banks Index ETF	Up to 0.25% of average daily net assets
Portfolio Building Block World Pharma and Biotech Index ETF	Up to 0.25% of average daily net assets
Portfolio Building Block Integrated Oil and Gas and Exploration and Production Index ETF	Up to 0.25% of average daily net assets
LOGIQ Contrarian Opportunities ETF	Up to 0.25% of average daily net assets
Portfolio Building Block World Ex US Industrials ETF	Up to 0.25% of average daily net assets
Portfolio Building Block US Banks ETF	Up to 0.25% of average daily net assets
Portfolio Building Block World Consumer Staples ETF	Up to 0.25% of average daily net assets
Portfolio Building Block 1X Inverse US Large Cap Daily Target ETF	Up to 0.25% of average daily net assets
Portfolio Building Block 1X Inverse US Growth Daily Target ETF	Up to 0.25% of average daily net assets
Portfolio Building Block 1X Inverse US Value Daily Target ETF	Up to 0.25% of average daily net assets
Portfolio Building Block 1X Inverse Developed Markets Ex US Daily Target ETF	Up to 0.25% of average daily net assets
VegaShares Synthetic Mind ETF	Up to 0.25% of average daily net assets
VegaShares SpaceX & Beyond Earth ETF	Up to 0.25% of average daily net assets

VegaShares Creatorverse ETF	Up to 0.25% of average daily net assets
VegaShares AI Inference ETF	Up to 0.25% of average daily net assets
VegaShares AI Metals, Miners & Materials ETF	Up to 0.25% of average daily net assets
VegaShares Junior AI ETF	Up to 0.25% of average daily net assets
VegaShares AI Storage ETF	Up to 0.25% of average daily net assets
VegaShares Trillions ETF	Up to 0.25% of average daily net assets
VegaShares AI Thermal, Cooling & Power Management ETF	Up to 0.25% of average daily net assets
VegaShares AI Networking ETF	Up to 0.25% of average daily net assets
VegaShares AI Rack Hardware ETF	Up to 0.25% of average daily net assets
VegaShares AI Fab Equipment ETF	Up to 0.25% of average daily net assets
VegaShares AI Compute ETF	Up to 0.25% of average daily net assets
VegaShares AI Advanced Chip Packaging ETF	Up to 0.25% of average daily net assets
VegaShares AI Inference Infrastructure ETF	Up to 0.25% of average daily net assets
VegaShares AI On-Devices ETF	Up to 0.25% of average daily net assets
The Emerging Markets AI ETF	Up to 0.25% of average daily net assets
The Emerging Markets AI MAG 3 ETF	Up to 0.25% of average daily net assets
The Emerging Markets Memory ETF	Up to 0.25% of average daily net assets
The Emerging Markets Semiconductor ETF	Up to 0.25% of average daily net assets
The China AI Tigers ETF	Up to 0.25% of average daily net assets
The China AI ETF	Up to 0.25% of average daily net assets
The GPUs ETF	Up to 0.25% of average daily net assets
Systematic Equity Alpha ETF	Up to 0.25% of average daily net assets
DailyDelta Nasdaq 100® Call Options Strategy ETF	Up to 0.25% of average daily net assets
DailyDelta Nasdaq 100® Put Options Strategy ETF	Up to 0.25% of average daily net assets
DailyDelta SP500 Call Options Strategy ETF	Up to 0.25% of average daily net assets
DailyDelta SP500 Put Options Strategy ETF	Up to 0.25% of average daily net assets

DailyDelta R200 Call Options Strategy ETF	Up to 0.25% of average daily net assets
DailyDelta R200 Put Options Strategy ETF	Up to 0.25% of average daily net assets
DailyDelta Bitcoin Call Options Strategy ETF	Up to 0.25% of average daily net assets
DailyDelta Bitcoin Put Options Strategy ETF	Up to 0.25% of average daily net assets
VegaShares Cross Asset Premium Income ETF	Up to 0.25% of average daily net assets
VegaShares Short Volatility Premium Income ETF	Up to 0.25% of average daily net assets
VegaShares Triple Source Income ETF	Up to 0.25% of average daily net assets
VegaShares AI Energy ETF	Up to 0.25% of average daily net assets
VegaShares Multilayer Ceramic Capacitors ETF	Up to 0.25% of average daily net assets
VegaShares Printed Circuit Boards ETF	Up to 0.25% of average daily net assets
VegaShares AI Testing Equipment ETF	Up to 0.25% of average daily net assets
VegaShares Edge AI ETF	Up to 0.25% of average daily net assets
VegaShares Silicon Silicates ETF	Up to 0.25% of average daily net assets
VegaShares SiliconWafers ETF	Up to 0.25% of average daily net assets
Raub Brock Dividend Growth ETF	Up to 0.25% of average daily net assets
MayTech Global Growth ETF	Up to 0.25% of average daily net assets
Portfolio Building Blocks Tactical Multipurpose ETF	Up to 0.25% of average daily net assets

For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you the fee shown above calculated as follows:

The above fee as a percentage of the average daily net assets of the Fund (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.